                                                                EXHIBIT 99.1


            In connection with the Registrant's Registration Statement on Form S-4 (SEC Registration Statement No. 33-58133), the Registrant is hereby filing the following unaudited financial statements for Coleman Holding Company and Subsidiaries for the periods indicated therein:

                  COLEMAN HOLDING COMPANY AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (LOSS)


                                    Period July 1     Period July 1
                                    through Decem-    through Decem-
                                    ber 14, 1993      ber 31, 1992
                                              (Unaudited)
                                             (In thousands)
Net sales                           $ 57,606          $ 56,590
Cost of goods sold                    44,097            44,949
                                    ----------        ----------
Gross profit                          13,509            11,641

Selling, general and
  administrative expenses              9,717             9,049
                                    ----------        ----------
Operating profit                       3,792             2,592
                                    ----------        ----------

Other expense:
  Interest expense                    (2,919)           (3,199)
  Other, net                             (10)             (149)
                                    ----------        ----------

Total other expense, net              (2,929)           (3,348)
                                    ----------        ----------

Income (loss) before taxes               863              (756)
Taxes on income (loss)                    -                  7
                                    ----------        ----------

Net income (loss)                   $    863          $   (763)
                                    ==========        ==========


The Notes To Consolidated Financial Statements should be read in conjunction with these statements.

                  COLEMAN HOLDING COMPANY AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          Period July 1     Period July 1
                                          through Decem-    through Decem-
                                          ber 14, 1993      ber 31, 1992
                                                    (Unaudited)
                                                   (In thousands)

Cash Flows From Operating Activities:
  Net income                              $    863          $   (763)
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization            1,886             1,908
    Changes in operating assets and
      liabilities:
      Accounts receivable                   (2,245)             (934)
      Inventories                           (3,001)            1,182
      Prepaid expenses and other assets       (118)             (189)
      Accounts payable and accrued
        expenses                             4,978            (2,904)
                                          ----------        ----------
  Net cash provided (used) by operating
    activities                               2,363            (1,700)
                                          ----------        ----------
Cash Used By Investing Activities:
    Capital expenditures                      (928)             (483)
                                          ----------        ----------
Cash Flows From Financing Activities:
    Increase in long-term debt               1,599             3,559
    Other                                       (6)                6
                                          ----------        ----------
Net cash provided by financing
  activities                                 1,593             3,565
                                          ----------        ----------
Net increase in cash and cash
  equivalents                                3,028             1,382
Cash and cash equivalents at
  beginning of the period                      472               567
                                          ----------        ----------
Cash and cash equivalents at
  end of the period                       $  3,500          $  1,949
                                          ==========        ==========

Supplemental disclosure of cash
  flow information:
    Cash paid during the period for:
      Interest                            $  2,946          $  2,755

The Notes To Consolidated Financial Statements should be read in conjunction with these statements.

                  COLEMAN HOLDING COMPANY AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the Periods July 1 Through December 14, 1993
                    and July 1 through December 31, 1992
                                 (Unaudited)


1. On December 15, 1993, Kuhlman Corporation (the "Company") acquired all of the issued and outstanding shares of capital stock of Coleman Holding Company ("Coleman") for $8,993,000. The acquisition was accounted for as a purchase. The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto of Coleman for the years ended June 30, 1993, 1992 and 1991, filed on the Company's Form 8-K dated as of December 15, 1993, and the audited financial statements of the Company for the years ended December 31, 1993, 1992 and 1991.

2.    The consolidated statement of income and cash flows for the periods
July 1 through December 14, 1993 and July 1 through December 31, 1992 have been prepared by Coleman without audit. The balance sheet of Coleman as of December 31, 1993 is included in the consolidated balance sheet of the Company as of December 31, 1993. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations and cash flows for the periods July 1 through December 14, 1993 and July 1 through December 31, 1992 have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the accompanying financial statements. These consolidated financial statements should be read in conjunction with Coleman's financial statements and notes thereto for the years ended June 30, 1993, 1992 and 1991.

      The results of operations for the periods July 1 through December 14, 1993 and July 1 through December 31, 1992 are not necessarily indicative of the results to be expected for the full years 1993 and 1992, respectively.

3.    Coleman adopted SFAS No. 109, "Accounting For Income Taxes," as of
July 1, 1993. The effect of this accounting change did not have a material impact on Coleman's financial position as of July 1, 1993. In addition, no tax provision was required pursuant to SFAS No. 109, "Accounting for Income Taxes," for the period July 1 through December 14, 1993 due to the utilization of net operating loss carryforwards.